SECURITIES AND EXCHANGE COMMISSION



                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date Report (Date of earliest event reported) January  15, 1997



                        BONNEVILLE PACIFIC CORPORATION
              (Exact name of registrant as specified in charter)



      Delaware                      0-14846                 87-0363215
      (State or other               (Commission             (IRA Employer
      jurisdiction of               File Number)            Identification No.)
      incorporation)



50 West 300 South, Suite 300, Salt Lake City, Utah                       84101
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number including area code               (801) 363-2520
                                                                --------------


(Former name or former address, if changed since last report) Not applicable

Item 3.     Bankruptcy or Receivership.

      On December 5, 1991, the Registrant filed a petition in the United States Bankruptcy Court for the District of Utah, Central Division, Case No. 91A-27701, seeking protection to reorganize under Chapter 11 of the Federal Bankruptcy Code. Subsequent to the filing, the Registrant has applied to the Securities and Exchange Commission (the "Commission") to modify its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). On April 9, 1992, the Commission indicated that it would raise no objection if the Registrant modified its reporting obligations under the Exchange Act. A copy of the Monthly Financial Report for the period December 1, 1996 to December 31, 1996, as filed with the bankruptcy court is included as an exhibit hereto. On June 12, 1992, Roger G. Segal was appointed as the Chapter 11 Bankruptcy Trustee for the Company.


Item 5.     Other Events.

     For information on litigation and other matters, refer to the narrative on pages Form 2-G of the accompanying bankruptcy report.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused its report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BONNEVILLE PACIFIC CORPORATION




                                    By:  Roger G. Segal, Chapter 11 Trustee

DATED January 15, 1997

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused its report to be signed on its behalf by the undersigned thereunto duly authorized.

                               BONNEVILLE PACIFIC CORPORATION




                               By:  R. Stephen Blackham, Assistant Controller

DATED January 15, 1997

                               INDEX TO EXHIBITS


Exhibit                                                               Page No.


28.1 Monthly Financial Report - Chapter 11, for the period December 1, 1996 to December 31, 1996, of the Registrant, dated Janaury 15, 1997 as filed by the Registrant with the United States Bankruptcy Court for the District of Utah,
                  Central Division on January 15, 1997.......................5

                            MONTHLY FINANCIAL REPORT
                                   CHAPTER 11

DEBTOR:    BONNEVILLE PACIFIC CORPORATION

CASE NO.   91A-27701          For Period    December 1 to    December 31, 1996
        ---------------                  -------------    --------------
                  Accounting Method Used: |X|  Accrual Basis|_|  Cash Basis


                                         COVER SHEET


                  THIS REPORT IS DUE 15 DAYS AFTER THE END OF THE MONTH.
Mark One Box For  The debtor must attach each of the following reports/documents
Each Required     unless the U.S. Trustee has waived the requirement in writing.
Report/Document   File original with Clerk of Court.  File duplicate with U.S.
                  Trustee.

Report/Document   Previously
Attached            Waived             REQUIRED REPORTS/DOCUMENTS
[ x ]                [ ]   Cash Receipts & Disbursements Statement (Form 2-B)
[ x ]                [ ]   Balance Sheet (Form 2-C)
[ x ]                [ ]   Profit and Loss Statement (Form 2-D)
[ x ]                [ ]   Supporting Schedules (Form 2-E)
[ x ]                [ ]   Quarterly Fee Summary (Form 2-F)
[ x ]                [ ]   Narrative (Form 2-G)
[ x ]                [ ]   Bank Statement(s) for Debtor in Possession Account(s)


I declare under penalty of perjury that the following Monthly Financial Report and any attachments thereto, is true and correct to the best of my knowledge and belief.

Executed on:   January 15, 1997

                                   Debtor(s):    BONNEVILLE PACIFIC CORPORATION

                                   By:            R. Stephen Blackham
                                   Position:      Assistant Controller

                           DEBTOR:  BONNEVILLE PACIFIC CORPORATION
                                  Bankruptcy No. 91A-27701
                                          Narrative
                            For the Month Ended December 31, 1996

                                          Form 2-G

----------------------------------------------------------------------------




Bonneville Pacific Corporation (the "Company" or "Bonneville") has continued to conduct its normal business activities during the month of December 1996 (the reporting period). These activities have included responding to the Operating Guidelines and Reporting Requirements for Chapter 11 debtors.

Significant actions related to the Company during the month of December and the first part of January 1997 (other than administrative matters, including professional fee applications) in accordance with various provisions of the Bankruptcy Code are as follows:

1. The Segal v. Portland General, et al. action pending in the United States District Court, Case No. 92-C-364-J (the "Litigation") has been discussed at length in the previous Monthly Financial Reports filed by the Trustee and in the Trustee's four (4) Annual Reports, including the Report for the period of July 1, 1995 through June 30, 1996 filed on September 19, 1996 concerning the Administration of the Estate. These Reports (which are on file with both the Bankruptcy Court and the Securities & Exchange Commission) must be reviewed for an understanding of the history and nature of the Litigation, including previous settlements reached by the Trustee. Except for the severed action of Segal (Trustee) v. Dinuba Energy, Inc. & Ronald C. Yanke, United States District Court for the District of Utah, Case No. 92-CV- 1116-J-H which is now scheduled for trial in March of 1997, for all practical purposes the Litigation has been concluded (but also see the discussion below).

     On December 2, 1996, the Trustee entered into a verbal settlement agreement with Westinghouse Electric ("Westinghouse"). Pursuant to the settlement, which was documented by formal settlement agreement dated December 3, 1996, Westinghouse agreed a) to pay $6,000,000.00 to Bonneville Pacific Corporation payable $3,000,000.00 not later than April 10, 1997 and $3,000,000.00 not later than April 10, 1998; and b) withdraw with prejudice its unsecured $6,000,000.00 subordinated claim. The Company and Westinghouse also agreed to jointly release one another from any and all claims or causes of action. The settlement was

-----------------

1 This narrative attempts to summarize significant events affecting the Company through January 13, 1997.

2 Each settlement agreement should be reviewed in its entirety for all terms and conditions (and consideration) of the settlement.

      conditioned upon approval of the settlement by the United States District Court and the United States Bankruptcy Court. The Trustee's Motion for Approval of the Settlement was heard as scheduled on December 20, 1996 at which hearing the Bankruptcy Court approved the settlement. The United States District Court, based upon the parties' Stipulated Motion for Final Judgment and Order For Dismissal on December 20, 1996, signed the Judgment and Order of Dismissal of Westinghouse from the Litigation.

      On December 10, 1996 the Trustee entered into a verbal settlement agreement with Calpine Corporation, a Defendant in an action severed from the main Litigation. Pursuant to the settlement, which was documented by a formal settlement agreement dated December 30, 1996, Calpine agreed a) to pay to Bonneville Pacific the sum of $767,500.00; and b) to release and withdraw with prejudice its filed claims in the total amount of $3,057,969.60. The Company and Calpine also agreed to jointly release one another from any and all claims or causes of action. The settlement is conditioned upon approval of the settlement by the United States District Court and the United States Bankruptcy Court. The Trustee's Motion for Approval of the Settlement Agreement was filed and a hearing on the Motion is scheduled before the Bankruptcy Court on January 28, 1997.

      On or about December 4, 1996 the Trustee entered into a formal settlement agreement with Jack & Nancy Dunlop. The settlement agreement provides for payment of $10,000.00 by Jack Dunlop and other consideration to Bonneville Pacific Corporation in exchange for a full release of any and all claims which the estate may have against Jack Dunlop. The settlement is conditioned upon approval of the settlement by the United States District Court and the United States Bankruptcy Court. The Trustee's Motion for Approval of the Settlement Agreement was filed and a hearing on the Motion was held as scheduled before the Bankruptcy Court on January 13, 1997, at which time the Bankruptcy Court approved the settlement. To date the District Court has not entered its final judgment dismissing Jack Dunlop from the Litigation.

      On January 6, 1997 the Trustee filed a Motion for an Order Authorizing the Trustee to Amend the Estate's May 2, 1996 Settlement Agreement with Mayer Brown & Platt. The proposed amendment to the Settlement Agreement affects paragraph 11 of the Settlement Agreement which provides for an additional payment by Mayer Brown & Platt to the Trustee if Mayer Brown & Platt subsequently settled claims asserted against it by Portland General. Specifically, pursuant to paragraph 11 of the Settlement Agreement as approved by the Court, if Portland General settled with Mayer Brown & Platt before Portland General initiated suit against Mayer Brown & Platt then Mayer Brown & Platt would pay the Trustee for Bonneville Pacific $3.5 million and if Portland General settled with Mayer Brown & Platt after suit was initiated, but before trial commenced, then Mayer Brown & Platt would pay to the Trustee for Bonneville Pacific $1.75 million. Conversely, if a trial on the merits commenced between Portland General and Mayer Brown & Platt and the parties then settled, or if the suit was fully litigated to a judgment, then the Trustee for Bonneville Pacific would receive no additional amount from Mayer Brown & Platt. Without Portland General having filed suit, Mayer Brown & Platt and Portland General have tentatively reached a settlement agreement between themselves which settlement is conditioned upon the Trustee agreeing to amend the
      Settlement Agreement so that the Trustee for Bonneville Pacific would receive $1.75 million pursuant to paragraph 11 of the Settlement Agreement (rather than $3.5 million). A hearing on the Trustee's Motion for Approval of the Amendment to the Settlement Agreement is scheduled before the Bankruptcy Court on January 28, 1997. If the Motion is approved and the tentative settlement agreement between Mayer Brown & Platt and Portland General is effectuated, then the Trustee for Bonneville Pacific should receive the $1.75 million in February, 1997.

      All litigation settlement recoveries actually received by the Company are subject to a contingency fee in favor of the law firm of Beus, Gilbert & Morrill, special litigation counsel for the Trustee. The "Legal Representation Agreement" between the Trustee and Beus, Gilbert & Morrill, which agreement sets forth the terms of the contingent fee arrangement, was approved by the Bankruptcy Court in 1992. Pursuant to the contingent fee agreement, Beus, Gilbert & Morrill would, after subtracting for litigation costs, be paid forty percent (40%) of any settlement or litigation recoveries received after trial commences, thirty-three percent (33%) of any settlement sums received after the litigation is filed but before trial commences, or, as the case may be, twenty percent (20%) of the settlement sum received if the settlement occurs before litigation is commenced ( in all instances less amounts paid to the Trustee's General Counsel, Cohne, Rappaport & Segal, P.C., for fees related to the Litigation). Any fees or costs to be paid to Beus, Gilbert & Morrill must first be allowed (approved) by the Bankruptcy Court upon application after notice and hearing.

      A continued hearing was held by the District Court on November 1, 1996 in one of the actions severed from the main Litigation concerning the Motion by Defendant William Cerutti for Summary Judgment (Segal v. Cerutti, United States District Court for the District of Utah, Case No. 92-CV-1115-J-C). At the hearing the Court made an oral ruling granting the Defendant's motion. The Defendant has filed a Proposed Order Granting Summary Judgment and on December 16, 1996 the Trustee filed a Motion for Reconsideration and an objection to the Proposed Order. Further hearing on the matter has not yet been scheduled.

      The Trustee has also entered into "tolling agreements" with certain persons or entities which agreements toll the running of any applicable statute of limitation which might otherwise bar the Trustee from initiating suit against such person or entity. The Trustee and his respective attorneys are now completing their investigation into those persons or entities which executed tolling agreements. If the Trustee is not able to settle possible claims held by the estate against persons or entities who the Trustee believe are liable to the Bonneville estate, then in the next few months the Trustee, through his special litigation counsel, may commence additional litigation on behalf of the Trustee for Bonneville Pacific.

In addition to the above described litigation matters, the Company continues in its business operations. Significant actions and events during December 1996 related to business matters are as follows:

1. The Trustee and his counsel continue to monitor the Company's 50% general partnership interest in NCA #1 owned through the Company's wholly owned subsidiary, Bonneville Nevada Corporation. NCA #1 is a Nevada general partnership that owns an 85-megawatt cogeneration project located near Las Vegas, Nevada. As previously reported, Nevada Power Company ("NPC") curtailed its purchases of electrical power from NCA #1 during significant portions of 1994 and 1995. The curtailments have continued during 1996 but no curtailments occurred during the Reporting Period. It is NCA #1's position that the curtailments are in possible violation of applicable curtailment protocols and possible breach of NCA #1's Power Purchase Contract with NPC. The Trustee will continue to monitor this situation.

     In an effort to mitigate future difficulties and curtailments, representatives of NCA #1 and NPC have met to explore possible modifications to the Power Purchase Agreement between them. As a result of such negotiations, during the reporting period, the parties entered into a Displacement Agreement which allows NPC, for consideration, to displace a portion of its energy purchase obligation under the Power Purchase

      Agreement. This is a trial agreement and is effective only for the month of January, 1997. Following the trial period, the parties will assess their positions and determine whether a long term agreement would be economically feasible.

      As previously reported, various appeals have been filed by the NCA #1 and NPC relative to NPC curtailment actions. The Trustee and his counsel continue to monitor these cases. Presently NCA #1 is awaiting oral argument before the Nevada Supreme Court relative to NPC's appeal of a lower court's decision not to enjoin arbitration of curtailment issues. Oral arguments on the appeal are expected to be heard in the Spring of 1997. The Trustee continues to monitor matters before the First Judicial District Court of the State of Nevada which have been previously reported.

      On September 27, 1996, NCA #1 was served with Findings and Notices of Violation ("NOV") issued by Region IX of the United States Environmental Protection Agency (the "EPA") for alleged violations of the Clean Air Act's Prevention of Significant Deterioration program applicable for the State of Nevada. Specifically, EPA alleges that NCA #1, contrary to applicable operating permits, failed to timely install "Best Available Control Technology" at the plant in the form of a selective catalytic reduction system ("SCR") to control NOx emissions. NCA #1 refutes these allegations. During the reporting period NCA #1 submitted additional information regarding SCR operations which had been requested by the EPA. NCA #1 is presently awaiting EPA's response.

      On December 11, 1996, NCA #1 made a partnership distribution pursuant to which Bonneville Nevada received $4,480,000.00.




2. During December of 1996, the Company received Federal tax refunds totaling approximately $825,000.00 relating to prepetition taxes paid during 1988 through 1990. The Trustee anticipates additional refunds from state taxing authorities sometime in 1997.

Analysis of Claims and Possible Distributions.

Prepetition claims against the Bonneville Pacific bankruptcy estate total approximately two hundred million dollars in booked and unbooked liabilities (excluding any addition for possible post-petition interest). The exact amount of such claims is still undetermined and the distribution priority for such claims is still being researched, investigated, litigated or negotiated by the Trustee and other parties in interest (see the further discussion which follows).

On  August  20,  1996  the  Trustee  filed  a  Motion  for  Establishment  of  a
Supplementary Claims Bar Date seeking to set December 16, 1996 as the supplementary claims bar date by which all creditors of Bonneville who had not previously been adequately notified to file claims must complete and file a proof of claim with the Clerk of the Bankruptcy Court. The Trustee believes that most of the new claims which have been filed relate to possible claims against Bonneville arising out of the purchase or sale of its securities. See 11 U.S.C. ss.510(b). The Motion also sought approval of a form of notice to be sent to potential creditors, approval of a form proof of claim, approval of a procedure to identify potential claimants and a procedure for notice by publication. A hearing on the Motion was scheduled before the Bankruptcy Court on September 10, 1996. No objections to the Motion were filed and at the hearing the Court granted the Motion and signed an order establishing the supplementary claims bar deadline. Consequently, the Trustee proceeded with the action authorized by the order granting the Motion; specifically, notice was sent to thousands of potential claimants and notice was published in newspapers of general circulation throughout the United States. Through December 16, 1996 approximately 4,000 new proofs of claim were filed with the Bankruptcy Court and approximately 200 additional claims have been filed since December 16, 1996. The Trustee is currently in the process of reviewing each of the claims and expects to have a preliminary analysis of the claims completed by approximately January 31, 1997. The preliminary analysis will allow the claims to be categorized and for the Trustee and his attorneys to identify issues created by the claims. The Trustee anticipates that he will likely object to a number of the new claims have been filed.

In an effort to resolve tax issues relating to the material litigation settlements which have occurred since May 1, 1996, the Trustee has filed with the Internal Revenue Service an application to change the Company's tax year from one ending on April 30th to one ending on December 31st. The Trustee desires to change the Company's tax year period (if changed the Company's present tax year would be from May 1, 1996 through December 31, 1996 and thereafter would be on a calendar year basis) in order to facilitate the filing of a plan of reorganization of the Company. By shortening the Company's tax year, the Trustee may be able to receive a prompt tax determination for the tax year ending December 31, 1996, which determination will facilitate any party in interest filing a plan of reorganization because the amount of tax owed by the Debtor, if any, should be quantified (see 11 U.S.C. ss.505). To date the IRS has not granted the Company's application to change its tax year.

On December 4, 1996, the Trustee filed a Motion for Approval of the Trustee's Resolution of Intercompany Receivable and Payables by which certain debts allegedly due and owing by Bonneville Pacific Corporation to its wholly-owned subsidiaries and certain obligations of the subsidiaries due and owing to Bonneville Pacific pre- petition would be offset and any net payable to Bonneville Pacific would be converted to equity. A hearing on the Motion was held as scheduled on December 20, 1996 at which hearing the Motion was approved; consequently, the Trustee and the Company have now taken all of the actions necessary to so resolve the intercompany receivables and payables as authorized by the Bankruptcy Court.

In preparation for a plan of reorganization, the Trustee on behalf of the Company has made a decision to employ Hein + Associates, a national accounting firm, to prepare audited financial statements for Bonneville Pacific Corporation. An application seeking approval of the employment was filed and hearing on the application was held as scheduled on December 20, 1996. At the hearing the Court approved the Application. Hein + Associates has been employed and is proceeding with preliminary work for the audits.

At this time it is not known whether interest will ever be paid on any allowed unsecured claim because (a) it is not at all clear that the estate will possess sufficient funds to pay interest on any particular class of claims, and (b) the law concerning payment of interest to any particular class of claims is not clear and therefore, even if sufficient funds did exist, the issue of payment of interest (and the applicable rate of interest, if any) to any particular class of claims would have to be either consensually resolved in a plan of reorganization or would have to be adjudicated by a court of competent jurisdiction.

No plan of reorganization negotiations which include the Trustee are now being conducted. However, in light of the settlements to date reached in the Litigation and in light of the December 16, 1996 supplementary claim deadline, the Company is now in the position to begin the process of formulating and proposing a plan of reorganization. Plan negotiations with creditors will not begin at the earliest for several weeks and it will be several months, if not substantially more, before any creditor with an allowed claim can anticipate receiving any distribution from the estate.

For a discussion of some of the claims against the estate, see Section VII of the Trustee's Fourth Annual Report for the period from July 1, 1995 through June 30, 1996 and the respective Monthly Financial Statements for the period from July 1, 1996 through the present Monthly Financial Statement. Claims of the bondholders (debenture holders) may be subordinate in payment priority to the claims of banks and those creditors similarly situated. The Trustee is continuing with efforts to resolve claims against the estate.

The Trustee has employed the law firm of Weil, Gotshall & Manges, L.L.P., with its principal office in New York City, as Special Plan Counsel. The purpose of the employment includes, but is not limited to, advising the Trustee concerning tax issues and assisting the Trustee and his General Counsel concerning a plan of reorganization and issues relating thereto.

                               Statement of Chapter 11 Trustee


      Roger G. Segal, Chapter 11 Trustee of the bankruptcy case of Bonneville Pacific Corporation, having been so appointed on June 12, 1992, hereby states that he has reviewed the following Monthly Financial Report and any attachments thereto and that, based on his review and the representations of officers and employees of the debtor, Bonneville Pacific Corporation, he believes that the information contained in the Monthly Financial Report and attachments is true and correct. However, neither Roger G. Segal, Chapter 11 Trustee, nor Neilson, Elggren, Durkin & Company, as accountants for Roger G. Segal, Chapter 11
Trustee, has had an opportunity to independently verify that the information contained in the following Monthly Financial Report and the attachments thereto is true and correct.

      DATED this 15th day of January 1997.



                                     ---------------------------------------
                                     Roger G. Segal, Chapter 11 Trustee

                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                          Cash Receipts and Disbursements Statement
                          For Period December 1 - December 31, 1996

------------------------------------------------------------------------------



                                     CASH RECONCILIATION



1.  Beginning Cash Balance:                                     $118,389,281.45

2.  Cash Receipts: (See Page 2 of 2)105        2,705,540.98

3.  Cash Disbursements: (See Page 2 of 2)     (1,713,138.88)
                                               -------------

4.  Net Cash Flow:                                                   992,402.10

5.  Ending Cash Balance: (to Form 2-C)                          $119,381,683.55
                                                                ===============



                           CASH ACCOUNT SUMMARY - ENDING BALANCES


         ACCOUNT                     AMOUNT     FINANCIAL INSTITUTION

PAYROLL ACCOUNT                     $981.93      FIRST SECURITY BANK OF UTAH
PAYROLL TAX ACCOUNT                  350.60      KEY BANK OF UTAH
GENERAL CORP CASH              2,130,345.63      KEY BANK OF UTAH
CHPTR 11 TRUSTEE JOINT ACCT    2,094,633.85 (A)  KEY BANK OF UTAH
CHPTR 11 TRUSTEE - CD ACCT    10,838,290.64 (A)  US BANK
CHPTR 11 TRUSTEE - JNT CD      5,273,014.77 (A)  KEY BANK OF UTAH
CHPTR 11 TRUSTEE JOINT ACCT   10,197,322.23 (A)  BANK ONE
CHPTR 11 TRUSTEE JT SAVINGS       18,535.00 (A)  BANK ONE
UNITED STATES TREASURY BILLS  88,629,248.41      BANK ONE
PROCEEDS FROM ASSET SALES          3,978.55 (A)  KEY BANK OF UTAH
KYOCERA MAINTENANCE RESERVE      194,981.94      KEY BANK OF UTAH
                              --------------


                            $119,381,683.55
                             ===============


(A) Accounts requiring signatures of both the US Trustee and Chapter 11 Trustee for disbursements.

                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                          Cash Receipts and Disbursements Statement
                          For Period December 1 - December 31, 1996
--------------------------------------------------------------------------




                                   CASH RECEIPTS JOURNALS


   BANK ACCOUNT                          TOTAL       PAGE REF

   PAYROLL ACCOUNT                    $40,582.20        A
   PAYROLL TAX ACCOUNT                 20,930.16        B
   GENERAL CORP CASH                3,957,209.64        C
   CHPTR 11 TRUSTEE JOINT ACCT         11,220.24        E
   CHPTR 11 TRUSTEE - CD ACCT               0.00       N/A
   CHPTR 11 TRUSTEE - JNT CD                0.00       N/A
   CHPTR 11 TRUSTEE JOINT ACCT      5,045,731.40        F
   CHPTR 11 TRUSTEE JT SAVINGS     37,969,766.34        G
   UNITED STATES TREASURY BILLS    33,988,219.62        H
   PROCEEDS FROM ASSET SALES               11.03        I
   KYOCERA MAINTENANCE RESERVE         11,890.76        J
                                  ---------------

                                   81,045,561.39
   LESS:  ACCOUNT TRANSFERS       (78,340,020.41)
                                  ---------------
   TOTAL CASH RECEIPTS             $2,705,540.98
                                   ==============




                           CASH DISBURSEMENTS JOURNALS


   BANK ACCOUNT                             TOTAL       PAGE REF

   PAYROLL ACCOUNT                       $40,614.33        A
   PAYROLL TAX ACCOUNT                    20,932.28        B
   GENERAL CORP CASH                   1,719,454.24        D
   CHPTR 11 TRUSTEE JOINT ACCT         2,000,043.29        E
   CHPTR 11 TRUSTEE - CD ACCT                  0.00       N/A
   CHPTR 11 TRUSTEE - JNT CD                   0.00       N/A
   CHPTR 11 TRUSTEE JOINT ACCT                 0.00        F
   CHPTR 11 TRUSTEE JT SAVINGS        38,299,313.05        G
   UNITED STATES TREASURY BILLS       37,968,000.00        H
   PROCEEDS FROM ASSET SALES                   0.00        I
   KYOCERA MAINTENANCE RESERVE             4,802.10        J
                                   -----------------
                                      80,053,159.29
   LESS:  ACCOUNT TRANSFERS          (78,340,020.41)
                                   -----------------
   TOTAL CASH DISBURSEMENTS           $1,713,138.88
                                   =================

                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                                       Payroll Account
                          For Period December 1 - December 31, 1996
-----------------------------------------------------------------------





                                    CASH RECEIPTS JOURNAL


  DATE     DOC #        PAYOR                  AMOUNT        DESCRIPTION

12/11/96 CK# 6024   BPC - GENERAL            $10,141.83   PAYROLL TRANSFER
12/19/96 CK# 6046   BPC - GENERAL             19,762.06   PAYROLL TRANSFER
12/27/96 CK# 6063   BPC - GENERAL             10,678.31   PAYROLL TRANSFER
                                              ---------

         TOTAL CASH RECEIPTS                 $40,582.20
                                             ==========





                                 CASH DISBURSEMENTS JOURNAL


 DATE      DOC #        PAYEE                  AMOUNT        DESCRIPTION

12/15/96            PAYROLL SUMMARY          $10,141.83
12/19/96            PAYROLL SUMMARY           19,762.06
12/31/96            PAYROLL SUMMARY           10,678.31
12/31/96 BNK STMT   KEY BANK OF UTAH              32.13     SERVICE CHARGE
                                            ------------

           TOTAL CASH DISBURSEMENTS          $40,614.33
                                             ==========

                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                                     Payroll Tax Account
                          For Period December 1 - December 31, 1996
---------------------------------------------------------------------------




                                    CASH RECEIPTS JOURNAL


DATE     DOC #        PAYOR              AMOUNT    DESCRIPTION

12/11/96 CK# 6025   BPC - GENERAL      $4,469.76   PR TAX TRANSFER
12/19/96 CK# 6047   BPC - GENERAL      11,995.68   PR TAX TRANSFER
12/27/96 CK# 6064   BPC - GENERAL       4,464.72   PR TAX TRANSFER
                                       ---------
    TOTAL CASH RECEIPTS               $20,930.16
                                      ==========


                                CASH DISBURSEMENTS JOURNAL


 DATE      DOC #       PAYEE                  AMOUNT        DESCRIPTION

12/04/96 CK# 1216   KEY BANK OF UTAH          $169.39   FEDERAL TAX DEPOSIT
12/11/96 CK# 1217   KEY BANK OF UTAH         3,711.04   FEDERAL TAX DEPOSIT
12/19/96 CK# 1219   KEY BANK OF UTAH        10,155.57   FEDERAL TAX DEPOSIT
12/27/96 CK# 1220   KEY BANK OF UTAH         3,511.18   FEDERAL TAX DEPOSIT
12/27/96 CK# 1221   UTAH STATE TAX COMM.     3,382.98   STATE TAX DEPOSIT
12/31/96 BNK STMT   KEY BANK OF UTAH             2.12   SERVICE CHARGE
                                          ------------
         TOTAL CASH DISBURSEMENTS          $20,932.28
                                          ============

                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                                      General Corp Cash
                          For Period December 1 - December 31, 1996
------------------------------------------------------------------------------






                                    CASH RECEIPTS JOURNAL

DATE      DOC #         PAYEE                           AMOUNT    DESCRIPTION

12/04/96 DS120496   BONNEVILLE PACIFIC SER.          $20,311.73   EXPENSE REIMBURSEMENT
12/04/96 DS120496   C. CAMOZZI                           283.83   INSURANCE REIMBURSEMENT
12/04/96 DS120496   D. GARDINER                          369.00   INSURANCE REIMBURSEMENT
12/04/96 DS120496   WATSONVILLE COGENERATION           7,429.00   EXPENSE REIMBURSEMENT
12/06/96 DS120696   D. CORRADINI & Y. ROSS/FISCORP    34,615.14   SETTLEMENT PAYMENT
12/09/96 DS120996   CHPTR 11 TRUSTEES JOINT ACCT   2,000,000.00   TRANSFER
12/16/96 DS121696   SAN DIEGO GAS & ELECTRIC             749.18   ENERGY REVENUE-KYOCERA
12/19/96 DS121996   BONNEVILLE NEVADA CORP.          951,507.89   SUBSIDIARY DIVIDEND
12/23/96 DS122396   KYOCERA AMERICA                   51,516.64   ENERGY REVENUE-KYOCERA
12/23/96 DS122396   BONNEVILLE FUELS                   8,125.48   EXPENSE REIMBURSEMENT
12/23/96 DS122396   J. MACK                              548.91   INSURANCE REIMBURSEMENT
12/23/96 DS122396   BEUS GILBERT & MORRILL                20.56   EXPENSE REIMBURSEMENT
12/31/96 DS123196   BONNEVILLE PACIFIC SERVICES       43,061.23   EXPENSE REIMBURSEMENT
12/31/96 DS123196   R. HIXSON TRUST                    7,956.38   SETTLEMENT PAYMENT
12/31/96 DS123196   BEUS GILBERT & MORRILL                85.50   EXPENSE REIMBURSEMENT
12/31/96 DS123196   US TREASURY                      183,836.06   INCOME TAX REFUND-1988
12/31/96 DS123196   US TREASURY                      504,810.06   INCOME TAX REFUND-1989
12/31/96 DS123196   US TREASURY                      137,813.74   INCOME TAX REFUND-1990
12/31/96 DS123196   US TREASURY                           11.03   PR TAX REFUND - 3/93
12/31/96 DS123196   US TREASURY                            4.70   PR TAX REFUND - 12/91
12/31/96 BNK STMT   KEY BANK OF UTAH                   4,153.58   INTEREST INCOME
                                                   ------------

                    TOTAL CASH RECEIPTS           $3,957,209.64
                                                  =============





                           DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                     Case No. 91A-27701
                                      General Corp Cash
                          For Period December 1 - December 31, 1996
--------------------------------------------------------------------------




                                   CASH DISBURSEMENTS JOURNAL

 DATE    CHECK #                PAYEE                  AMOUNT     DESCRIPTION
12/05/96 1006010    50 WEST BROADWAY ASSOC INC        12,413.00   RENT-OFFICE SPACE & PARKING
12/05/96 1006011    AIRBORNE EXPRESS                     315.78   EXPRESS MAIL EXPENSE
12/05/96 1006012    AMPCO SYSTEM PARKING                 591.00   RENT - PARKING
12/05/06 1006013    AUTOMATED OFFICE SYSTEMS I           621.89   OFFICE SUPPLIES & EXPENSE
12/05/96 1006014    BENEFICIAL LIFE INSURANCE            708.90   INSURANCE - LIFE
12/05/96 1006015    BONNEVILLE PACIFIC SERVICE         1,346.54   O&M EXPENSE - KYOCERA
12/05/96 1006016    BPC-KYOCERA MAINT RESERVE         11,195.00   TRANSFER-MAINT RESERVE ACCT
12/05/96 1006017    CBSA-CRP BNFT SRV AMR/SEE         43,039.63   INSURANCE - HEALTH
12/05/96 1006018    FRONTIER COMMUNICATIONS SR           997.02   TELEPHONE EXPENSE
12/05/96 1006019    THE PLANT GALLERY                    139.00   OFFICE SUPPLIES & EXPENSE
12/05/96 1006020    PRINTELLEGENT INC                     63.66   OFFICE SUPPLIES & EXPENSE
12/05/96 1006021    WESTERN TRAVEL INC                   468.00   TRAVEL EXPENSE
12/06/96 1006022    MARCIA CUSTER                         75.00   RENT PARKING
12/06/96 1006023    COLORADO DEPARTMENT OF REV        97,190.00   STATE INCOME TAX & INTEREST
12/11/96 1006024    BONNEVILLE PACIFIC/PAYROLL        10,141.83   TRANSFER - PAYROLL ACCT
12/11/96 1006025    BPC PAYROLL TAX ACCOUNT            4,469.76   TRANSFER - PAYROLL TAX ACCT
12/11/96 1006026    WELLS FARGO BANK                     788.67   401K CONTRIBUTIONS
12/16/96 1006027    ANDERSON FLORAL & GIFTS               53.06   OFFICE SUPPLIES & EXPENSE
12/16/96 1006028    CASH                                 472.93   OFFICE SUPPLIES & EXPENSE
12/16/96 1006029    FLORAL TAPESTRY                      123.11   OFFICE SUPPLIES & EXPENSE
12/16/96 1006030    DEEA L. HOBBS                         16.95   OFFICE SUPPLIES & EXPENSE
12/16/96 1006031    MOUNT OLYMPUS WATER                   23.14   OFFICE SUPPLIES & EXPENSE
12/16/96 1006032    MOUNTAIN STATES OFF PRODUCT           69.33   OFFICE SUPPLIES & EXPENSE
12/16/96 1006033    CLARK MOWER                          266.85   TRAVEL REIMBURSEMENT
12/16/96 1006034    THE PRUDENTIAL                       953.68   INSURANCE - DISABILITY
12/16/96 1006035    PROTEL                                73.26   OFFICE SUPPLIES & EXPENSE
12/16/96 1006036    REDMAN VAN & STORAGE CO IN           497.73   RENT - STORAGE SPACE
12/16/96 1006037    SAN DIEGO GAS & ELECTRIC             101.26   O&M EXPENSE - KYOCERA
12/16/96 1006038    TUSCANY                            1,250.00   EMPLOYEE CHRISTMAS PARTY
12/16/96 1006039    XEROX CORPORATION                    379.35   OFFICE SUPPLIES & EXPENSE
12/16/96 1006040    GENERATOR POWER SYSTEMS IN        13,003.41   O&M EXPENSE - KYOCERA
12/16/96 1006041    KEY BANK                       1,315,000.00   FEDERAL INCOME TAX
12/16/96 1006042    UTAH STATE TAX COMMISSION        115,000.00   STATE INCOME TAX
12/16/96 1006043    FRANCHISE TAX BOARD OF CAL        27,000.00   STATE INCOME TAX
12/17/96 1006044    CUTLERS SANDWICHES & COOKIES          33.00   LUNCHEON MEETING
         1006045    VOID                                          VOID
12/19/96 1006046    BONNEVILLE PACIFIC/PAYROLL        19,762.06   TRANSFER - PAYROLL ACCT
12/19/96 1006047    BPC PAYROLL TAX ACCOUNT           11,995.68   TRANSFER - PAYROLL TAX ACCT
12/27/96 1006048    AIRBORNE EXPRESS                      39.92   EXPRESS MAIL EXPENSE
12/27/96 1006049    AMPCO SYSTEM PARKING                  75.00   RENT - PARKING
12/27/96 1006050    A T & T                              240.71   TELEPHONE EXPENSE
12/27/96 1006051    AUTOMATED OFFICE SYSTEMS I         1,442.51   OFFICE SUPPLIES & EXPENSE
12/27/96 1006052    MARCIA CUSTER                        376.95   EXP RMBRSMNT/CHRISTMAS PARTY


                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                        General Corp Cash
                            For Period December 1 - December 31, 1996
-----------------------------------------------------------------------




                               CASH DISBURSEMENTS JOURNAL (CONT.)

 DATE    CHECK #            PAYEE                        AMOUNT   DESCRIPTION
12/27/96 1006053    HERITAGE PRODUCTS INC                110.51   OFFICE SUPPLIES AND EXPENSE
12/27/96 1006054    INDEPENDENT POWER REPORT             915.00   DUES & SUBSCRIPTIONS
12/27/96 1006055    MOUNT OLYMPUS WATER                   11.57   OFFICE SUPPLIES & EXPENSE
12/27/96 1006056    PURCHASE POWER PITNEY BOWE         1,009.50   OFFICE SUPPLIES & EXPENSE
12/27/96 1006057    REDMAN VAN & STORAGE CO IN            84.87   RENT - STORAGE SPACE
12/27/96 1006058    SALT LAKE CITY CORPORATION           142.00   FEES & LICENSES
12/27/96 1006059    STEVEN H. STEPANEK                   111.08   TRAVEL REIMBURSEMENT
12/27/96 1006060    TRAVEL ZONE CRUISE ZONE            1,474.00   TRAVEL EXPENSE
12/27/96 1006061    US WEST COMMUNICATIONS               988.50   TELEPHONE EXPENSE
12/27/96 1006062    TODD L. WITWER                       106.82   TRAVEL REIMBURSEMENT
12/27/96 1006063    BONNEVILLE PACIFIC/PAYROLL        10,678.31   TRANSFER - PAYROLL ACCT
12/27/96 1006064    BPC PAYROLL TAX ACCOUNT            4,464.72   TRANSFER - PAYROLL TAX ACCT
12/27/96 1006065    WELLS FARGO BANK                     672.51   401K CONTRIBUTIONS
12/30/96 1006066    BONNEVILLE NEVADA                  5,798.79   EXPENSE REIMBURSEMENT
12/31/96 BANK STMT  KEY BANK                              71.49   BANK SERVICE CHARGE
                                                   ------------
                    TOTAL CASH DISBURSEMENTS      $1,719,454.24
                                                  =============


                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                Chapter 11 Trustee Joint Account
                            For Period December 1 - December 31, 1996
----------------------------------------------------------------------------




                              CASH RECEIPTS JOURNAL


  DATE     DOC #        PAYOR                  AMOUNT        DESCRIPTION

12/31/96 BANK STMT  KEY BANK OF UTAH         $11,220.24      INTEREST INCOME





                           CASH DISBURSEMENTS JOURNAL


 DATE      DOC #          PAYEE                  AMOUNT        DESCRIPTION

12/09/96 DS120996   BONNEVILLE PACIFIC CORP $2,000,000.00 TRNSFR TO GENERAL ACCT
12/31/96 BANK STMT  KEY BANK OF UTAH                43.29 BANK SERVICE CHARGE
                                            --------------
                    TOTAL                   $2,000,043.29
                                            ==============

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                 Chapter 11 Trustee - CD Account
                            For Period December 1 - December 31, 1996
-----------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #                 PAYOR              AMOUNT       DESCRIPTION

12/26/96 BANK STMT  BONNEVILLE PACIFIC CORP      $5,000,000.00   TRANSFER
12/31/96 BANK STMT  BANK ONE OF UTAH                 45,731.40   INTEREST INCOME
                                                 -------------
                    TOTAL                        $5,045,731.40
                                                 =============





                                   CASH DISBURSEMENTS JOURNAL


 DATE      DOC #                 PAYEE              AMOUNT        DESCRIPTION

                    NONE

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                  Chapter 11 Trustee JT Savings
                            For Period December 1 - December 31, 1996
----------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #                 PAYOR              AMOUNT        DESCRIPTION

12/05/96 BANK STMT  BONNEVILLE PACIFIC CORP   $5,000,000.00  MATURITY OF T-BILL
12/26/96 BANK STMT  BONNEVILLE PACIFIC CORP   32,968,000.00  MATURITY OF T-BILL
12/31/96 BANK STMT  BANK ONE                       1,766.34  INTEREST INCOME
                                             --------------
                    TOTAL                    $37,969,766.34
                                             ==============




                                   CASH DISBURSEMENTS JOURNAL


 DATE      DOC #                 PAYEE         AMOUNT        DESCRIPTION

12/05/96 BANK STMT                         $4,999,365.48  TRNSFR-PURCHASE T-BILL
12/26/96 BANK STMT                         28,299,947.57  TRNSFR-PURCHASE T-BILL
12/26/96 BANK STMT                          5,000,000.00  TRANSFER-PURCHASE CD
                                          --------------
                    TOTAL                 $38,299,313.05
                                          ==============

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                  United States Treasury Bills
                            For Period December 1 - December 31, 1996
---------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #      PAYOR                  AMOUNT        DESCRIPTION

12/05/96 BANK STMT BONNEVILLE PACIFIC CORP $4,999,365.48 TRNSFR-PURCHASE T-BILL
12/05/96 BANK STMT BANK ONE TRUST              65,000.00 EARNED DISCOUNT T-BILL
12/26/96 BANK STMT BONNEVILLE PACIFIC CORP 28,299,947.57 TRNSFR-PURCHASE T-BILL
12/26/96 BANK STMT BANK ONE TRUST             623,906.57 EARNED DISCOUNT T-BILL
                                          --------------
                    TOTAL                 $33,988,219.62
                                          ==============




                                   CASH DISBURSEMENTS JOURNAL


 DATE      DOC #                 PAYEE         AMOUNT        DESCRIPTION

12/05/96 BANK STMT BONNEVILLE PACIFIC CORP $5,000,000.00 TRANSFER-MAT OF T-BILL 12/26/96 BANK STMT BONNEVILLE PACIFIC CORP 32,968,000.00 TRANSFER-MAT OF T-BILL
                                           --------------
                    TOTAL                  $37,968,000.00
                                           ==============

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                    Proceeds From Asset Sales
                            For Period December 1 - December 31, 1996
-----------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #       PAYOR                  AMOUNT        DESCRIPTION

12/31/96 BANK STMT  KEY BANK OF UTAH          $11.03        INTEREST INCOME




                                   CASH DISBURSEMENTS JOURNAL


 DATE      DOC #                 PAYEE             AMOUNT        DESCRIPTION

                    NONE

                             DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                   Kyocera Maintenance Reserve
                            For Period December 1 - December 31, 1996
---------------------------------------------------------------------------




                                      CASH RECEIPTS JOURNAL


  DATE     DOC #                 PAYOR             AMOUNT       DESCRIPTION

12/02/96 CK# 6016   BONNEVILLE PACIFIC CORP      $11,195.00     TRANSFER
12/31/96 BNK STMT   KEY BANK OF UTAH                 695.76     INTEREST INCOME
                                                 ----------

                    TOTAL CASH RECEIPTS          $11,890.76
                                                 ==========



                                   CASH DISBURSEMENTS JOURNAL


  DATE     DOC #                 PAYEE           AMOUNT     DESCRIPTION

12/31/96 CK# 1025   GENERATOR POWER SYSTEMS    $4,802.10    O&M EXPENSE-KYOCERA

                            DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                      Case No. 91A-27701
                                         Balance Sheet
                                    As of December 31, 1996
-------------------------------------------------------------------

ASSETS

Current Assets:
    Cash                                                 $119,381,684
    Accounts receivable - trade                                21,284
    Accounts receivable - settlements (Note 4)             10,300,000
    Accounts receivable - affiliates                          236,333
    Prepaid Insurance                                          42,068
    Accrued interest receivable                             1,053,135
                                                         ------------
    Total current assets                                                      $131,034,504
Fixed Assets:
    Land                                                      198,424
    Equipment, furniture and fixtures                       3,748,302
                                                          -----------
    Total fixed assets                                      3,946,726
    Less:  Accumulated depreciation                        (3,036,056)
                                                          -----------
    Net fixed assets                                                               910,670
Other Assets:
    Investment in and advances to subsidiaries
     and partnership                                       28,035,953
    Other assets                                                1,820
                                                          -----------
      Total other assets                                                        28,037,773
                                                                              ------------
TOTAL ASSETS                                                                  $159,982,947
                                                                              ============
LIABILITIES
Post-petition liabilities:
    Accounts payable - trade                             $    136,357
    Accounts payable - professional fees
      and costs (Note 4)                                    4,325,964
    Accrued income taxes payable (Note 5)                       5,655
    Taxes payable                                              93,114
    Accrued interest                                                0
                                                         ------------
    Total post-petition liabilities                                           $  4,561,090
Pre-petition liabilities:
    Priority claims                                            61,186
    Secured debt                                                    0
    Unsecured debt  (Notes 1 and 3)                        99,707,241
                                                         ------------
Total pre-petition liabilities                                                  99,768,427
                                                                               -----------
TOTAL LIABILITIES                                                              104,329,517

Commitments and Contingent Liabilities (Note 3)

OWNERS' EQUITY
Capital stock or owners' investment                           213,752
Paid-in-capital                                           121,590,029
Treasury stock                                             (2,308,255)
Retained earnings:






    Pre-petition                                          (56,551,908)
    Post-petition                                          (7,290,188)
                                                          ------------
TOTAL OWNERS' EQUITY (Notes 1 and 3)                                            55,653,430
                                                                              ------------
TOTAL LIABILITIES AND OWNERS' EQUITY                                          $159,982,947
                                                                              ============



                          DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                    Case No. 91A-27701
                                 Profit and Loss Statement
                         For Period December 1 - December 31, 1996
----------------------------------------------------------------------------

Gross operating revenue                               $ 101,271
Less discount, returns and allowances                         0
                                                      ---------
  Net operating revenue                                                $   101,271

 Cost of goods sold                                                       (293,986)
                                                                       ------------
  Gross profit                                                            (192,715)

Operating expenses:
  Salaries and wages                                      60,898
  Rent and leases                                         12,263
  Payroll taxes                                            2,795
  Insurance                                                3,178
  Other                                                  130,750
                                                      ----------
  Total operating expenses                                                (209,884)
                                                                        -----------

  Operating income (loss)                                                 (402,599)
Legal and professional fees and costs
  (Note 4)                                             2,154,978
Interest expense                                               0
                                                       ---------
  Total                                                                 (2,154,978)
                                                                        -----------
  Net operating income (loss)                                           (2,557,577)

Non-operating income and (expenses):
  Interest income                                        588,241
  Other income                                           859,903
 Gain on settlement of claims                          6,042,572
  Equity in earnings (losses) of subsidiaries
   and partnerships (Note 2)                           1,292,949
                                                      ----------
     Net non-operating income or (expenses)                              8,783,665
                                                      ----------------------------

     Net income (loss) before income taxes                               6,226,088

     Provision for income taxes (Note 5)                                   290,000
                                                                       -----------

     NET INCOME (LOSS)                                                 $ 5,936,088
                                                                       ===========

                    DEBTOR: BONNEVILLE PACIFIC CORPORATION
                              Case No. 91A-27701
                     General Notes to Financial Statements
                  For Period December 1 to December 31, 1996
------------------------------------------------------------------------------



1. The Balance Sheet and Income Statement of Bonneville Pacific Corporation, included in the Monthly Financial Report, are prepared on the accrual basis. As a result, revenues are generally recorded when earned rather than when received and expenses are generally recognized when the obligation is incurred rather than when the expenses are paid. During bankruptcy accrued interest payable is recorded only on post petition debt and pre-petition secured debt to the extent that the underlying collateral equals or exceeds the outstanding principal plus the accrued interest payable. Specifically, prepetition unsecured debt does not include any accrual of interest after December 5, 1991. These financial statements are prepared in a format required by the U.S. Bankruptcy Code. While every effort is made to comply with generally accepted accounting principles (GAAP), these financial statements may not comply with GAAP in all respects. Also see the narrative which is attached hereto.

2. Equity in earnings of subsidiaries and partnerships represents an accrual of the Company's share of earnings or losses of its operating subsidiaries and partnerships. These earnings are affected by a number of factors including seasonality, operating costs and operating efficiency. The operating entities which comprise these earnings include Bonneville Pacific Services Company, Bonneville Fuels Corporation, and Bonneville Nevada Corporation through its investment in the NCA #1 Partnership.

3.    Unrecorded Liabilities and Potential Claims.

                  Deeply subordinated claims              $8,945,000
                  Subordinated CIGNA claim                10,000,000
                  Potential claims (estimated)           125,000,000

      Deeply subordinated claims are court approved claims in which the creditor has agreed to be subordinated to all other claims. The subordinated CIGNA claim is an allowed claim on par with allowed equity claims. Potential claims are unrecorded claims pending trustee and or court approval. This estimated amount includes but is not limited to potential claims of limited partners, potential claims of equity holders, claims against Bonneville arising out of the purchase and subsequent sale of its securities, disputed claims, and accrued interest on certain claims, and potential administrative fees as may be allowed by the Bankruptcy Court. The recording of any of these liabilities and potential claims may reduce equity by a corresponding amount. See narrative for information concerning the December 16, 1996 supplemental claims bar deadline.

                    DEBTOR: BONNEVILLE PACIFIC CORPORATION
                              Case No. 91A-27701
                     General Notes to Financial Statements
                  For Period December 1 to December 31, 1996
------------------------------------------------------------------------------




4. Accounts Receivable Settlements represent only court approved settlements where all conditions precedent have occurred and the settlements were fully effective as of December 31, 1996 and are reflected on the December 31, 1996 Financial Statements.

5. As of April 30, 1996, Bonneville and Subsidiaries had approximately $150,000,000 in federal net operating loss carryforwards and approximately $140,000,000 in alternative minimum tax loss carryforwards for Federal Income Tax purposes. Pursuant to current tax law, only 90 percent of current alternative minimum taxable income can be offset by alternative minimum tax loss carryforwards. The financial statements reflect the accrual of an estimated $2,440,000 alternative minimum tax liability and an estimated $330,000 state tax liability resulting from operations and the receipt of proceeds from settlements.

                                 BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                             Taxes Payable Schedule (Post-Petition)
                           For Period December 1 to December 31, 1996
-------------------------------------------------------------------------

                               Beginning                                       Payments       Date    Check        Ending
                                Balance      Adjustments      Additions        Deposits       Paid    Numb.       Balance


Income tax withheld:
     Federal                  $    0.00      $                $(12,127.19)     $2,214.20    12/11/96  1217        $   0.00
                                                                                7,640.09    12/19/96  1219
                                                                                2,272.90    12/27/96  1220

     State                         0.00                        (3,382.98)       3,382.98    12/27/96  1221            0.00

FICA tax withheld                  0.00                        (2,625.30)         748.42    12/11/96  1217
                                                                                1,257.74    12/19/96  1219            0.00
                                                                                  619.14    12/27/96  1220

Employer's FICA tax                0.00                        (2,794.69)         169.39    12/04/96  1216
                                                                                  748.42    12/11/96  1217            0.00
                                                                                1,257.74    12/19/96  1219
                                                                                  619.14    12/27/96  1220

Unemployment tax:
     Federal                       0.00                                                                               0.00
     State                         0.00

Sales, use & excise taxes          0.00                                                                               0.00
Property taxes                (90,897.00)                       (2,217.00)                                      (93,114.00)

Accrued income tax:
     Federal               (1,349,399.00)    318,743.00       (290,000.00)  1,315,000.00                         (5,656.00)
     State                    176,743.00    (318,743.00)                      115,000.00   12/16/96   1006042         0.00
                                                                               27,000.00   12/16/96   1006043         0.00

Delaware franchise tax              0.00                                                                              0.00

Employee withholding                0.00                       (1,461.18)        788.67    12/11/96   1006026         0.00
                                                                                  672.51   12/27/96   1006065
                           --------------    -----------   -------------   -------------                        -----------
TOTALS                     $(1,263,553.00)   $     0.00     $(314,608.34)  $1,479,391.34                    $   (98,770.00)
                           ==============    ============   ============   =============                     ==============


                             9EBTOR:  BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                       Insurance Schedule
                           For Period December 1 to December 31, 1996
-------------------------------------------------------------------------------

                                                                                       Policy
                                                                     Amount of         Expiration        Premium Paid
                                   Carrier/Agent                     Coverage          Date              Thru Date


   Worker's Compensation           Various State Funds               Statutory
                                                                     $1,000,000        (A)               12/31/96


   General Liability               Travelers Insurance/
                                   Sedgwick James                    5,000,000         06/06/97          06/06/97

   Vehicles                        Travelers Insurance/
   [Hired/Non-owned]               Sedgwick James                    5,000,000         06/06/97          06/06/97

   Property:
         Bonneville Pacific        Federal Insurance Co./
                                   Sedgwick James                    735,000           08/17/96          08/17/97

      Kyocera                      Federal/Hartford Steam/
                                   Sedgwick James                    5,352,879         08/17/96          08/17/97


(A) All workers compensation insurance policies are insured through various state insurance funds. As such, they continue in force as premiums are paid and have no policy expiration dates.


                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                      Accounts Receivable and Payable Aging
                   For Period December 1 to December 31, 1996

----------------------------------------------------------------------------



                                            Non-Affiliate
                                              Accounts           Accounts
                                             Receivable           Payable

Under 30 days                               $10,321,284         $ 4,185,407
30 to 60 days                                         0                   0
61 to 90 days                                         0                   0
Over 90 days                                          0             276,914
                                            -----------         -----------

Total post-petition                          10,321,284           4,462,321

Pre-petition amounts                                  0           3,534,788
                                            -----------         -----------

Total accounts receivable                   $10,321,284
                                            ===========
Total accounts payable                                          $ 7,997,109
                                                                ===========



                                             Affiliate
                                              Accounts
                                             Receivable

Under 30 days                               $     4,932
30 to 60 days                                     5,963
61 to 90 days                                         0
Over 90 days                                    225,438
                                            -----------

Total post-petition affiliate
 accounts receivable                        $   236,333
                                            ===========


(*) Accounts payable over 90 days past due primarily represents professional fees incurred prior to the Trustee's appointment currently being considered by the court for payment.

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
   Schedule of Payments of Fees and Costs to Attorneys and Other Professionals
                   For Period December 1 to December 31, 1996

------------------------------------------------------------------------------


                                                   Date of
                                                    Court     Estimated
                                     Amount Paid   Approval   Balance Due

Counsel for Unsecured
     Creditors' Committee                $0                   $139,487
Court Appointed Trustee                   0                     39,050  (1)
Trustee's Counsel                         0                    129,157  (1)
Trustee's Accountants                     0                     60,082
Trustee's Special Plan Counsel            0                    160,000
Special Litigation Counsel for
     Trustee - Costs                      0                    266,335
     Trustee - Fees                       0                  3,399,000  (2)
Buccino and Associates                    0                     132,85  (3)


     Total                      $         0                 $4,325,964
                               ========================================



(1) Includes only hourly rate and miscellaneous Trustee costs. Does not include any additional amounts that may be awarded by the court relating to 11 USC Section 326 or as an enhanced fee to either the Trustee or the Trustee's general counsel.

(2) Includes an accrual for any contingent fees due as a result of court approved settlements or recoveries. Estimated contingent fees will be accrued when settlements are approved by the court and the accrual will be revised when fee applications are filed with the Bankruptcy Court.

(3) Pursuant to Order dated October 15, 1996, the Court approved the application for certain costs in the amount of $60,297.24 of Buccino & Associates taken under advisement at a hearing held on August 11, 1992. Payment of the $60,297.24 was ordered but

       Buccino & Associates was paid an $80,000.00 pre-petition retainer, for which it may not have accounted and therefore the amount actually due and owing to Buccino & Associates is undetermined.

Further information concerning settlements is contained in the narrative which is attached.

                          DEBTOR: BONNEVIllE PACIFIC CORPORATION
                                    Case No. 91A-27701
                       Schedule of Payments to Principal/Executives
                        For Period December 1 to December 31, 1996

--------------------------------------------------------------------



Payee Name            Position        Nature of Payment          Amount

Ralph F Cox           Director        Director fees               -0-

Calvin L Rampton      Director        Director fees               -0-

Clark M Mower         President       Salary                   12,014.60
                                      Year End Bonus           16,500.00
                                      Expense Reimbursement               266.85

                         DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                   Case No. 91A-27701
                                Quarterly Fee Summary (1)
                              Month Ended December 31, 1996

-------------------------------------------------------------------------

                                Cash            Quarterly          Payment
                            Disbursement         Fee Due          Check No.       Date

January                     $1,328,436.60
February                       250,804.29
March                        2,301,171.04
                            -------------
Total 1st Quarter            3,880,411.93         $5,000.00       1005634        4/23/96

April    262,428.76
May                            113,914.30
June                           793,980.15
                            -------------
    Total 2nd Quarter        1,170,323.21          3,750.00       1005783        7/25/96

July                        14,435,215.07
August                       1,092,955.09
September                   23,406,763.83
                            -------------
    Total 3rd Quarter       38,934,933.99          5,000.00       1005980       11/13/96

October                      1,792,229.61
November                    11,800,656.99
December                     1,713,138.88
                            -------------
    Total 4th Quarter       15,306,025.48


(1) This  summary  is  to  reflect  the  current  calendar  year's   information
    cumulative to the end of the current reporting period.